Exhibit 10(w)

                         AMENDMENT TO CREDIT FACILITIES
                         ------------------------------




     This Amendment to Credit Facilities ("Amendment") is effective as of __________, 2005 (the "Amendment Effective Date") by Patrick Industries, Inc. ("Company") and JPMorgan Chase Bank, N.A., a national banking association formerly named Bank One, NA ("Bank").


                                    RECITALS
                                    --------

     A. Company and Bank are parties to a Credit Agreement, dated February 2, 1997, as previously amended (as amended, the "Credit Agreement").

     B. Under the Credit Agreement Bank has provided Company a revolving line of credit in the principal amount of up to $15,000,000 (the "Revolving Credit Line"). In addition, Bank has provided a Line of Credit to Company under which Bank has extended certain letters of credit for the account of the Company in an aggregate principal amount not to exceed $4,000,000 (the "Letter of Credit Line").

     C. The Company is obligated to Bank under the following reimbursement agreements:

          (i) the Reimbursement and Pledge Agreement between the Company and the Bank dated as of August 13, 1998, relating to the Five Million Dollars ($5,000,000) principal amount The Stanly County Industrial Facilities and Pollution Control Financing Authority Variable Rate Demand Economic Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998 (the "1998 Reimbursement Agreement"),

          (ii) the Reimbursement Agreement made by the Company in favor of the Bank dated as of December 1, 1994, relating to the Six Million Dollars ($6,000,000) principal amount State of Oregon Economic Development Revenue Bonds, Series CLI (Patrick Industries, Inc. Project), dated December 22, 1994 (the "1994 Reimbursement Agreement"),

          (iii) the Reimbursement Agreement made by the Company in favor of the Bank dated as of November 1, 1991, relating to the Three Million Nine Hundred Thousand Dollars ($3,900,000) principal amount The Indiana Development Finance Authority Limited Obligation Refunding Revenue Bonds (Patrick Industries, Inc. Project), Series 1991, dated December 5, 1991 (the "1991 Reimbursement Agreement") (collectively, the 1998 Reimbursement Agreement, the 1994 Reimbursement Agreement and the 1991 Reimbursement Agreement, all as previously amended, are referred to herein as the "Reimbursement Agreements").

     D. The Company has requested Bank to amend the Credit Agreement (i) to provide for a new $15,000,000 Term Loan; (ii) to adjust the amount of the Revolving Credit Line to be $10,000,000 until August 31, 2005, $15,000,000 from September 1, 2005 through January 31, 2006 and thereafter $10,000,000 until maturity at May 31, 2006; (iii) to provide for different financial covenants;
(iv) to provide for an interest rate swap, and (v) to increase the amount of and extend the term of the Letter of Credit Line effective as of the Amendment

Effective Date, as herein provided. Bank has agreed to amend the Credit Agreement to address the items in the preceding sentence, as set forth in this Amendment, all subject to the terms and conditions of this Amendment, including the conditions precedent set forth in Section 8.


                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the Recitals and the mutual covenants and agreements herein, and for other good and valuable considerations, the receipt and sufficiency of which are acknowledged by the parties to this Amendment, it is agreed as follows:

     1. Definitions. Terms which are defined in the Credit Agreement shall have the same meanings in this Amendment as are ascribed to them in the Credit Agreement, as amended hereby, excepting only those terms which are expressly defined in this Amendment, which shall have the meanings ascribed to them in this Amendment.

     2. Amendments to Reflect Changing Bank's Name. References to "Bank" in the Credit Agreement, in the Note, in the Reimbursements Agreements and in documentation evidencing the Letter of Credit Line and in all documentation relating to any of such matters shall be deemed to refer to "JPMorgan Chase Bank, N.A.," which is the successor in interest to the Bank and the new name of the Bank.

     3. Amendments to Credit Agreement. The Credit Agreement is amended as follows as of the Amendment Effective Date:

          a. The definitions of "Business Day", "Debt Service Coverage Ratio", "Eurodollar Rate", "Eurodollar Rate Loan", "Eurodollar Interest Period", `Eurodollar Margin", "Notes", "Prime Rate", "Prime Rate Loan", "Revolving Credit Commitment", and "Revolving Credit Loan Eurodollar Margin" set forth in Section 1.1 of the Credit Agreement are amended and restated in their respective entireties to read as follows:

          "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Indiana and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

          "Debt Service Coverage Ratio" means the ratio of the sum of Company's EBITDA plus goodwill impairment less dividends, taxes, common stock repurchases, and 50% of depreciation expense, to the sum of the current portion of Company's long-term debt payments and interest expense. For purposes of determining Debt Service Coverage Ratio, the Company's obligations to Nationwide Insuarance shall (despite being actually payable once annually) be included as a quarterly item of principal debt service of $642,857 each quarter through December 31, 2005 and thereafter shall be included in the following amounts as of the quarters ending as follows:

                                   AMOUNT                   QUARTER ENDED
                                 $1,928,571                 March 31, 2006
                                 $1,285,714                 June 30, 2006
                                 $ 642,857                  September 30, 2006

          "Eurodollar Margin" means the Revolving Credit Loan Applicable Margin.

          Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the Applicable Margin plus
          (ii) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

          "Eurodollar Rate Loan" means any Loan which bears interest at the Eurodollar Rate, and includes a Eurodollar Advance.

          "Interest Period" means, with respect to a Eurodollar Advance, a period of one (1), two (2), three (3), or six (6) month(s) commencing on a Business Day selected by the Borrower pursuant to this Note. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2), three (3), or six (6) month(s) thereafter, as applicable, provided, however, that if there is no such numerically corresponding day in such first, second, third, or sixth succeeding month(s), as applicable, such Interest Period shall end on the last Business Day of such first, second, third, or sixth succeeding month(s), as applicable. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "Notes" means the Revolving Credit Note and the Term Note, and Note means either the Revolving Credit Note or the Term Note as the context may require.

          "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Prime Rate Loan" means any loan which bears interest at the Prime Rate, and includes a Prime Rate Advance.

          "Revolving Credit Commitment" shall mean the commitment of the Bank to make Revolving Credit Loans pursuant to Section 2.1(a) in amounts not exceeding in the aggregate the following principal amounts outstanding at the following times:

                 AMOUNT                                     TIME
               $10,000,000         Effective Date through August 31, 2005
               $15,000,000         September 1, 2005 through January 31, 2006
               $10,000,000         February 1, 2006 through May 31, 2006

          "Revolving Credit Loan Applicable Margin" shall mean, with respect to any Prime Rate Advance or Eurodollar Advance, as the case may be, under the Revolving Credit Loan, two percent (2%) per annum, but if Company is in compliance with Section 5.2(k) captioned "Debt Service Coverage", then while Company is so in compliance, shall mean the following amounts based on the ratio of consolidated Funded Debt to consolidated EBITDA of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to Section 5.1(d)(ii) of the Credit Agreement:

          Ratio of Funded Debt to Consolidated EBITDA      Revolving Credit Loan
          -------------------------------------------      ---------------------
                                                           Applicable Margin
                                                           -----------------
          Less than or equal to 3.50 to 1.00 but  greater  1.75% per annum than 3.00 to 1.00
          Less than or equal to 3.00 to 1.00 but  greater  1.625% per annum than 2.50 to 1.00
          Less than or equal to 2.50 to 1.00 but  greater  1.50% per annum than 2.00 to 1.00
          Less than or equal to 2.00 to 1.00               1.375% per annum

          b. New definitions of "Advance", "Eurodollar Advance", "Prime Rate Advance", "Rate Management Transaction", "Regulation D", "Reserve Requirement", "Term Loan," "Term Loan Applicable Margin" and "Term Note" are added to Section 1 of the Credit Agreement to read as follows:

          "Advance" means a Eurodollar Advance or a Prime Rate Advance and "Advances" means all Eurodollar Advances and all Prime Rate Advances under this Note.

          "Eurodollar Advance" means any borrowing under a Note when and to the extent that its interest rate is determined by reference to the Eurodollar Rate.

          "Prime Rate Advance" means any Advance under a Note when and to the extent that its interest rate is determined by reference to the Prime Rate.

          "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Company and Bank and/or its affiliates which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

          "Term Loan" shall mean the loan made pursuant to Section 2.1(b) and evidenced by the Term Note.

          "Term Note" shall mean the promissory note of the Company evidencing the Term Loan, in substantially the form of Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange for that promissory note.

          "Term Loan Applicable Margin" shall mean, with respect to any Prime Rate Advance or Eurodollar Advance, as the case may be, under the Term Loan, the following amounts based on the ratio of consolidated Funded Debt to consolidated EBITDA of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to
          Section 5.1(d)(ii) of the Credit Agreement:

          Ratio of Funded Debt to Consolidated EBITDA         Term Loan
          -------------------------------------------         ---------
                                                              Applicable Margin
                                                              -----------------

          Less than or equal to 3.50 to 1.00 but greater 2.00 % per annum than 3.00 to 1.00

          Less than or equal to 3.00 to 1.00 but greater 1.875% per annum than 2.50 to 1.00

          Less than or equal to 2.50 to 1.00 but greater 1.75% per annum than 2.00 to 1.00

          Less than or equal to 2.00 to 1.00                  1.625% per annum

          c. A new Subsection 2.1(b) is added to the Credit Agreement to provide in its entirety as follows:

               (b) Term Loan. Bank has made the Term Loan to Company in the original principal amount of $15,000,000, evidenced by the Term Note, with interest at the Term Loan Applicable Margin payable on the last day of each month commencing ___________, 2005 through and including January 2006, and thereafter payable in consecutive monthly principal payments each in the amount of $138,889, plus accrued interest, at the Term Loan Applicable Margin, payable on the last day of each month until January 31, 2010, when all remaining principal and accrued interest (if not sooner due and payable as provided in the Credit Agreement) shall be due and payable.

          d. Section 5.2(c) of the Credit Agreement is amended and restated to provide in its entirety as follows:

               (c) Tangible Net Worth. Permit or suffer the consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than $55,000,000 at any time.

     e. Section 5.2(k) of the Credit Agreement is amended and restated to provide in its entirety as follows:

          (k) Debt Service Coverage. The Company shall not permit or suffer its Debt Service Coverage to be less than 1.0 to 1.0, determined and tested on a cumulative basis for the six-month period ending June 30, 2005, and determined and tested on a cumulative basis for the nine-month period ending September 30, 2005; and thereafter determined and tested on a rolling four-quarter basis beginning with the four quarters period ending December 31, 2005.

          f. Section 5.2(j) of the Credit Agreement, captioned "Capital Expenditures" is deleted, and that provision is replaced with "RESERVED" to avoid renumbering other provisions.

          g. A new Section 5.2(l) is added to the Credit Agreement to provide as follows:

               (l) Funded Debt to EBITDA Ratio. Permit or suffer the ratio of the Company's consolidated Funded Debt to its consolidated EBITDA to be greater than the following ratios during the following periods.

                       Ratio                                   Period
                       -----                                   ------
                   3.50 to 1.00        Effective Date through June 30,2005
                   3.25 to 1.00        July 1, 2005 through December 31, 2005
                   3.00 to 1.00        January 1, 2006 through December 31, 2006
                   2.50 to 1.00        From and after January 1, 2007

          h. A new Section 6.1(i) is added to the Credit Agreement to provide in its entirety as follows:

               The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to Rate Management Transactions.

     4. Construction. If there is any conflict or inconsistency between the provisions of the Revolving Credit Note or the Term Note, on the one hand, and the Credit Agreement, on the other hand, the provisions of the Revolving Credit Note or Term Note, as the case may be, shall control over conflicting or inconsistent provisions of the Credit Agreement, except that any Events of Default/Acceleration identified in the Revolving Credit Note or the Term Note shall be in addition to any Events of Default identified in the Credit Agreement.

     5. Amendment to Letter of Credit Line. The Letter of Credit Line is amended to extend the term of that Letter of Credit Line until the earlier to occur of
(a) May 31, 2006 and (b) the date on which the Bank takes the action referred to in Section 6.2(ii) of the Credit Agreement.

     6. Rate Management Transaction. On the date of this Amendment, the Company shall execute and deliver to Bank documentation in form and substance acceptable to Bank (the "Rate Management Transaction Documentation") for the swap of $15,000,000 for ten years.

     7. Representations and Warranties. The Company represents and warrants to Bank that:

          a. (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company has been duly authorized by all necessary action (whether corporate, partnership or otherwise) and does not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to the Company, or of the Company's articles of incorporation, by-laws, articles of organization or operating agreement (as applicable) or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which the Company's properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by any of them of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are its legal, valid and binding obligations and enforceable against the Company in accordance with the terms thereof.

          b. After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Section 4 of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date, except that the representation in Section 4.6 of the Credit Agreement shall be deemed to refer to the financial statements of Company most recently delivered to Bank prior to the Amendment Effective Date.

          c. No Event of Default or Unmatured Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Amendment Effective Date.

     8. GENERAL RELEASE. THE COMPANY FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASING PARTIES"), HEREBY RELEASES AND DISCHARGES BANK, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES AND CAUSES OF ACTION WHICH ANY OF THE RELEASING PARTIES HAS ASSERTED OR CLAIMED OR MIGHT NOW OR HEREAFTER ASSERT OR CLAIM AGAINST ALL OF ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH OR BASED UPON ANY PRIOR RELATED EVENT (AS SUCH TERM IS HEREINAFTER DEFINED). THE TERM "PRIOR RELATED EVENT" SHALL MEAN ANY ACT, OMISSION, CIRCUMSTANCE, AGREEMENT, LOAN EXTENSION OF CREDIT, TRANSACTION, TRANSFER, PAYMENT, EVENT, ACTION OR OCCURRENCE BETWEEN OR INVOLVING THE COMPANY AND ALL OR ANY OF THE RELEASED PARTIES AND WHICH WAS MADE OR EXTENDED OR WHICH OCCURRED AT ANY TIME OR TIMES PRIOR TO THE EXECUTION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITING IN ANY RESPECT THE GENERALITY OF THE FOREGOING: (I) ANY ACTION TAKEN ON OR PRIOR TO THE EXECUTION OF THIS AGREEMENT TO OBTAIN PAYMENT OF ANY OBLIGATIONS OR TO OTHERWISE ENFORCE OR EXERCISE ANY RIGHT OR PURPORTED RIGHT OF BANK AS A CREDITOR; (II) ANY FAILURE OR REFUSAL TO MAKE ANY LOAN OR ADVANCE; AND (III) ANY PAYMENT OR OTHER TRANSFER MADE TO BANK BY OR FOR THE ACCOUNT OF THE COMPANY AT ANY TIME PRIOR TO THE EXECUTION OF THIS AGREEMENT. THE COMPANY AGREES AND ACKNOWLEDGES THAT THIS SECTION IS NOT TO BE CONSTRUED AS OR DEEMED AN ACKNOWLEDGMENT OR ADMISSION ON THE PART OF ANY OF THE RELEASED PARTIES OF LIABILITY FOR ANY MATTER OR AS PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

     9. Conditions. The obligation of Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent:

          a. This Amendment shall have been duly executed and delivered by the Company.

          b. A new Note in form and substance acceptable to the Bank evidencing the revised principal amount of the Revolving Credit Line shall have been duly executed and delivered by the Company to the Bank in substitution for the existing Note evidencing the Revolving Credit Line.

          c. The Term Note shall have been executed and delivered by the Company to the Bank.

          d. The Swap Documentation shall have been executed and delivered by the Company to the Bank.

          e. National City Bank of Indiana shall participate in 50% of the Term Loan and in 40% of the Swap Transaction pursuant to an amendment to the Loan Participation Agreement between Bank and National City Bank of Indiana in form and substance satisfactory to Bank.

          f. Bank shall have received such additional agreements, documents and certifications, fully executed by the Company as may be reasonably requested by Bank, or its counsel.

     10. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

     11. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely with such state and without giving effect to the choice of law principles of such state. This Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Amendment Effective Date.

                                            JPMORGAN CHASE BANK, N.A.


                                            By:
                                                     ---------------------------

                                                     (Printed Name and Title)


                                            PATRICK INDUSTRIES, INC.


                                            By:
                                                     ---------------------------

                                                     (Printed Name and Title)


                                            Consented to by:
                                            NATIONAL CITY BANK OF INDIANA, as
                                            Participant under a certain Loan
                                            Participation Agreement, as amended,
                                            relating to the Credit Agreement


                                            By:
                                                     ---------------------------

                                                     (Printed Name and Title)

[BANK ONE LOGO]                                              LINE OF CREDIT NOTE

                                                                  $15,000,000.00
DUE: MAY 31, 2006                                     DATE: FEBRUARY _____, 2005

PROMISE TO PAY. On or before May 31, 2006, for value received, Patrick Industries, Inc. (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 121 W. Franklin St., Elkhart, IN 46516 (the "Bank") or order, in lawful money of the United States of America, the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) or such lesser sum as is indicated on Bank records, plus interest as provided below.

DEFINITIONS. As used in this Note, the following terms have the following respective meanings:

"CREDIT AGREEMENT" means a certain Credit Agreement, dated February 2, 1997, between the Borrower and the Bank, as amended.

"LIABILITIES" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, JPMorgan Chase & Co., and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated.

"PRINCIPAL PAYMENT DATE" is defined in the paragraph entitled "Principal Payments" below.

"RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"RELATED DOCUMENTS" means all loan agreements, credit agreements (including but not limited to the Credit Agreement), reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

"REVOLVING CREDIT LOAN APPLICABLE MARGIN" means with respect to any Prime Rate Advance or Eurodollar Advance, as the case may be, the rate per annum set forth below opposite the applicable Funded Debt to EBITDA Ratio. Funded Debt to EBITDA Ratio is defined in the Credit Agreement.

                ------------------------------------------------------------------------------------------------------
                             Funded Debt to EBITDA Ratio                  Revolving Credit Loan Applicable Margin
                ------------------------------------------------------------------------------------------------------
                                                                         Prime Rate Advance     Eurodollar Advance
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 3.50 to 1.00 but  greater  than         0.00%                   1.75%
                3.00 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 3.00 to 1.00 but  greater  than         0.00%                  1.625%
                2.50 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 2.50 to 1.00 but  greater  than         0.00%                   1.50%
                2.00 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less than or equal to 2.00 to 1.00                             0.00%                  1.375%
                ------------------------------------------------------------------------------------------------------

The Revolving Credit Loan Applicable Margin shall, in each case, be determined and adjusted quarterly on the first day of the month after the date of delivery of the quarterly and annual financial statements required by the Credit Agreement, provided, however, that if such financial statements are not delivered within two Business Days after the required date (each, an "Interest Determination Date"), the Revolving Credit Loan Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The Revolving Credit Loan Applicable Margin shall be effective from an

Interest Determination Date until the next Interest Determination Date. Such determinations by the Bank shall be conclusive absent manifest error. The initial Revolving Credit Loan Applicable Margin for Prime Rate Advances is 0.00% and for Eurodollar Advances is ______%.

"COLLATERAL" means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Credit Agreement.

INTEREST RATES. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Prime Rate Advance at the Prime Rate plus the Applicable Margin and each Eurodollar Advance at the Eurodollar Rate. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days. In no event shall the interest rate applicable to any Advance exceed the maximum rate allowed by law. Any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

BANK RECORDS. The Bank shall, in the ordinary course of business, make notations in its records of the date, amount, interest rate and Interest Period of each Advance hereunder, the amount of each payment on the Advances, and other information. Such records shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of and interest rate or rates applicable to this Note.

NOTICE AND MANNER OF ELECTING INTEREST RATES ON ADVANCES. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower's intent to draw down an Advance under this Note no later than 11:00 a.m. Eastern time, one (1) Business Day before disbursement, if the full amount of the drawn Advance is to be disbursed as a Prime Rate Advance and three (3) Business Days before disbursement, if any part of such Advance is to be disbursed as a Eurodollar Advance. The Borrower's notice must specify: (a) the disbursement date, (b) the amount of each Advance, (c) the type of each Advance (Prime Rate Advance or Eurodollar Advance), and (d) for each Eurodollar Advance, the duration of the applicable Interest Period; provided, however, that the Borrower may not elect an Interest Period ending after the maturity date of this Note. Each Eurodollar Advance shall be in a minimum amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). All notices under this paragraph are irrevocable. By the Bank's close of business on the disbursement date and upon fulfillment of the conditions set forth herein and in any other of the Related Documents, the Bank shall disburse the requested Advances in immediately available funds by crediting the amount of such Advances to the Borrower's account with the Bank.

CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert one type of Advance into another or to renew any Advance by giving the Bank written notice no later than 11:00 a.m. Eastern time, one (1) Business Day before conversion into a Prime Rate Advance and three (3) Business Days before conversion into or renewal of a Eurodollar Advance, specifying: (a) the renewal or conversion date, (b) the amount of the Advance to be converted or renewed,
(c) in the case of conversion, the type of Advance to be converted into (Prime Rate Advance or Eurodollar Advance), and (d) in the case of renewals of or conversion into a Eurodollar Advance, the applicable Interest Period, provided that (i) the minimum principal amount of each Eurodollar Advance outstanding after a renewal or conversion shall be Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); (ii) a Eurodollar Advance can only be converted on the last day of the Interest Period for the Advance; and (iii) the Borrower may not elect an Interest Period ending after the maturity date of this Note. All notices given under this paragraph are irrevocable. If the Borrower fails to give the Bank the notice specified above for the renewal or conversion of a Eurodollar Advance by 11:00 a.m. Eastern time three (3) Business Days before the end of the Interest Period for that Advance, the Advance shall automatically be converted to a Prime Rate Advance on the last day of the Interest Period for the Advance.

Notwithstanding any other provision in this Note, the maximum principal amount available under this Note shall be for to the following amount(s) on and after the following date(s): Ten Million and 00/100 Dollars ($10,000,000.00) from the effective date of this Note until August 31, 2005; increasing to Fifteen Million and 00/100 Dollars ($15,000,000.00) on September 1, 2005; and decreasing to Ten Million and 00/100 Dollars ($10,000,000.00) on February 1, 2006 (each a "Principal Reduction Date"). The Borrower shall, on or before the effective date of this Note and on or before February 1, 2006, make such principal payments as are needed to reduce the outstanding principal balance under this Note.

The Borrower shall select interest rates and Interest Periods such that on each Principal Reduction Date the sum of the principal amount of the Prime Rate Advance outstanding on that date plus the aggregate principal amount of the Eurodollar Advances with Interest Periods ending on that date is greater than or equal to any principal payment that may be due on that date. Any election that does not comply with this requirement will be invalid unless the Bank elects, in its sole discretion, to honor such election. Although the Bank may choose to honor any such election, the Borrower shall continue to be subject to the terms of the paragraph of this Note captioned "Funding Loss Indemnification" in regard to payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance.

INTEREST PAYMENTS. Interest on the Advances shall be paid as follows:

A. For each Prime Rate Advance, on the last day of each month beginning with the first month following disbursement of the Advance or following conversion of an Advance into a Prime Rate Advance, and at the maturity or conversion of the Advance into a Eurodollar Advance;

B. For each Eurodollar Advance, on the last day of the Interest Period for the Advance and, if the Interest Period is longer than three months, at three-month intervals beginning with the day three months from the date the Advance is disbursed.

PRINCIPAL PAYMENTS. All outstanding principal and interest is due and payable in full on May 31, 2006, which is defined herein as the "Principal Payment Date".

DEFAULT RATE OF INTEREST. After a default has occurred under this Note, whether or not the Bank elects to accelerate the maturity of this Note because of such default, all Advances outstanding under this Note, including all Eurodollar Advances, shall bear interest at a per annum rate equal to the Prime Rate, plus the Applicable Margin for a Prime Rate Advance, plus three percent (3.00%) from the date the Bank elects to impose such rate. Imposition of this rate shall not affect any limitations contained in this Note on the Borrower's right to repay principal on any Eurodollar Advance before the expiration of the Interest Period for that Advance.

PREPAYMENT. The Borrower may prepay all or any part of any Prime Rate Advance at any time without premium or penalty. The Borrower may prepay any Eurodollar Advance only at the end of an Interest Period.

FUNDING LOSS INDEMNIFICATION. Upon the Bank's request, the Borrower shall pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate it for any loss, cost, or expense incurred as a result of:

A. Any payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the Related Documents; or

B. Any failure by the Borrower to borrow or renew a Eurodollar Advance on the date specified in the relevant notice from the Borrower to the Bank.

ADDITIONAL COSTS. If any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note or the Related Documents (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) impose any other condition with respect to this Note or the Related Documents and the result of any of the foregoing is to increase the cost to the Bank of maintaining any Eurodollar Advance or to reduce the amount of any sum receivable by the Bank on such an Advance, or (d) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations under this Note or the Related Documents and the increase has the effect of reducing the rate of return on the Bank's (or its controlling corporation's) capital as a consequence of the obligations under this Note or the Related Documents to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

ILLEGALITY. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the Eurodollar Advances, then, upon notice to the Borrower by the Bank, the outstanding principal amount of the Eurodollar Advances, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents on account of the Eurodollar Advances shall be repaid (a) immediately upon the Bank's demand if such change or compliance with such requests, in the Bank's judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request provided, however, that subject to the terms and conditions of this Note and the Related Documents the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

INABILITY TO DETERMINE INTEREST RATE. If the Bank determines that (a) quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Note, or (b) the relevant interest rates referred to in the definition of Eurodollar Rate do not accurately cover the cost to the Bank of making or maintaining Eurodollar Advances, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make Eurodollar Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Advance, provided, however, that, subject to the terms and conditions of this Note and the Related Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

OBLIGATIONS DUE ON NON-BUSINESS DAY. Whenever any payment under this Note becomes due and payable on a day that is not a Business Day, if no default then exists under this Note, the maturity of the payment shall be extended to the next succeeding Business Day, except, in the case of a Eurodollar Advance, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

MATTERS REGARDING PAYMENT. The Borrower will pay the Bank at the Bank's address shown above or at such other place as the Bank may designate. Payments shall be allocated first to interest, then to fees, then to principal unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment which is less than the payment due at the time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

AUTHORIZATION FOR DIRECT PAYMENTS (ACH DEBITS). To effectuate any payment due under this Note, the Borrower hereby authorizes the Bank to initiate debit entries to Account Number 300000105104 at the Bank and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Bank has received written notification of its termination in such time and in such manner as to afford the Bank a reasonable opportunity to act on it. The Borrower represents that the Borrower is and will be the owner of all funds in such account. The Borrower acknowledges (1) that such debit entries may cause an overdraft of such account which may result in the Bank's refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Bank is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

LATE FEE. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/100 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge.

BUSINESS LOAN. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

CREDIT FACILITY. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute a default but for the giving of notice or the lapse of time or both until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note subject to the terms of the Related Documents.

BANK'S RIGHT OF SETOFF. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized after event of default to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time after event of default and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or

Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option:

1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.
2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.
3. In the event (a) there is a default under the terms of the Credit Agreement or any Related Document, (b) any guaranty of the loan evidenced by this
     Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors.
4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance in excess of $1,000,000.00.
5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.
6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.
7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.
8. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.
9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.
10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor in excess of $1,000,000.00 and not covered by insurance.
11. The Borrower or any Guarantor dies, or a guardian or conservator is appointed for the Borrower or any Guarantor or all or any portion of the Borrower's assets, any Guarantor's assets, or the Collateral.
12. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

REMEDIES. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. All amounts payable under the terms of this Note shall be paid without relief from valuation and appraisement laws.

WAIVERS. Any party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this
Note is effective unless it is in writing and signed by the party against whom it is being enforced.

SUBORDINATION. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest, if any, in the Borrower.

RIGHTS OF SUBROGATION. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

REINSTATEMENT. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

GOVERNING LAW AND VENUE. This Note is delivered in the State of Indiana and governed by Indiana law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Indiana, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Indiana is not a convenient forum or the proper venue for any such suit, action or proceeding.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, that Line of Credit Note dated April 13, 2004 executed by the Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), including previous renewals or modifications thereof, if any (the "Prior Note"), and is not a novation thereof. All interest evidenced by the Prior Note shall continue to be due and payable until paid. If applicable, all Collateral continues to secure the payment of this Note and the Liabilities. The provisions of this Note are effective on the date that this Note has been executed by all of the signers and delivered to the Bank.

MISCELLANEOUS. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan. If there is any conflict or inconsistency between the provisions of this Note and the Credit Agreement, the provisions of this Note shall control over conflicting or inconsistent provisions of the Credit Agreement, except that Events of Default/Acceleration identified in this Note shall be in addition to any Events of Default identified in the Credit Agreement. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

GOVERNMENT REGULATION. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Bank at any time to enable Bank to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual Bank will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and if Borrower is not an individual Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual to see Borrower's driver's license or other identifying documents, and if Borrower is not an individual to see Borrower's legal organizational documents or other identifying documents.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.



                                       BORROWER:

  Address:  1800 S. 14th Street
            Elkhart, IN 46516          Patrick Industries, Inc.

                                       By:
                                            ------------------------------------

                                            ------------------------------------
                                            Printed Name                   Title

                                       Date Signed:
                                                    ----------------------------

[BANK ONE LOGO]

                                                                       TERM NOTE


                                                                  $15,000,000.00
DUE: JANUARY 31, 2010                                DATE: FEBRUARY ______, 2005

PROMISE TO PAY. On or before January 31, 2010, for value received, Patrick Industries, Inc. (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 121 W. Franklin St., Elkhart, IN 46516 (the "Bank") or order, in lawful money of the United States of America, the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) plus interest as provided below.

DEFINITIONS. As used in this Note, the following terms have the following respective meanings:

"COLLATERAL" means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

"CREDIT AGREEMENT" means a certain Credit Agreement, dated February 2, 1997, between the Borrower and the Bank, as amended.

"LIABILITIES" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, JPMorgan Chase & Co., and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated.

"PRINCIPAL PAYMENT DATE" is defined in the paragraph entitled "Principal Payments" below.

"RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"RELATED DOCUMENTS" means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

"TERM LOAN APPLICABLE MARGIN" means with respect to any Prime Rate Advance or Eurodollar Advance, as the case may be, the rate per annum set forth below opposite the applicable Funded Debt to EBITDA Ratio. Funded Debt to EBITDA Ratio is defined in the Credit Agreement.

                ------------------------------------------------------------------------------------------------------
                             Funded Debt to EBITDA Ratio                        Term Loan Applicable Margin
                ------------------------------------------------------------------------------------------------------
                                                                         Prime Rate Advance     Eurodollar Advance
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 3.50 to 1.00 but  greater  than         0.00%                   2.00%
                3.00 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 3.00 to 1.00 but  greater  than         0.00%                  1.875%
                2.50 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less  than or equal to 2.50 to 1.00 but  greater  than         0.00%                   1.75%
                2.00 to 1.00
                ------------------------------------------------------------------------------------------------------
                Less than or equal to 2.00 to 1.00                             0.00%                  1.625%
                ------------------------------------------------------------------------------------------------------

The Term Loan Applicable Margin shall, in each case, be determined and adjusted quarterly on the first day of the month after the date of delivery of the quarterly and annual financial statements required by the Credit Agreement, provided, however, that if such financial statements are not delivered within two Business Days after the required date (each, an "Interest Determination Date"), the Term Loan Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The Term Loan Applicable Margin shall be effective from an Interest Determination Date until the next Interest Determination Date. Such determinations by the Bank shall be conclusive absent manifest error. The initial Term Loan Applicable Margin for Prime Rate Advances is 0.00% and for Eurodollar Advances is -------%.

Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Credit Agreement.

INTEREST RATES. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Prime Rate Advance at the Prime Rate plus the Applicable Margin and each Eurodollar Advance at the Eurodollar Rate. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days. In no event shall the interest rate applicable to any Advance exceed the maximum rate allowed by law. Any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

BANK RECORDS. The Bank shall, in the ordinary course of business, make notations in its records of the date, amount, interest rate and Interest Period of each Advance hereunder, the amount of each payment on the Advances, and other information. Such records shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of and interest rate or rates applicable to this Note.

NOTICE AND MANNER OF ELECTING INTEREST RATES ON ADVANCES. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower's intent to draw down an Advance under this Note no later than 11:00 a.m. Eastern time, one (1) Business Day before disbursement, if the full amount of the drawn Advance is to be disbursed as a Prime Rate Advance and three (3) Business Days before disbursement, if any part of such Advance is to be disbursed as a Eurodollar Advance. The Borrower's notice must specify: (a) the disbursement date, (b) the amount of each Advance, (c) the type of each Advance (Prime Rate Advance or Eurodollar Advance), and (d) for each Eurodollar Advance, the duration of the applicable Interest Period; provided, however, that the Borrower may not elect an Interest Period ending after the maturity date of this Note. Each Eurodollar Advance shall be in a minimum amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). All notices under this paragraph are irrevocable. By the Bank's close of business on the disbursement date and upon fulfillment of the conditions set forth herein and in any other of the Related Documents, the Bank shall disburse the requested Advances in immediately available funds by crediting the amount of such Advances to the Borrower's account with the Bank.

CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert one type of Advance into another or to renew any Advance by giving the Bank written notice no later than 11:00 a.m. Eastern time, one (1) Business Day before conversion into a Prime Rate Advance and three (3) Business Days before conversion into or renewal of a Eurodollar Advance, specifying: (a) the renewal or conversion date, (b) the amount of the Advance to be converted or renewed,
(c) in the case of conversion, the type of Advance to be converted into (Prime Rate Advance or Eurodollar Advance), and (d) in the case of renewals of or conversion into a Eurodollar Advance, the applicable Interest Period, provided that (i) the minimum principal amount of each Eurodollar Advance outstanding after a renewal or conversion shall be Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); (ii) a Eurodollar Advance can only be converted on the last day of the Interest Period for the Advance; and (iii) the Borrower may not elect an Interest Period ending after the maturity date of this Note. All notices given under this paragraph are irrevocable. If the Borrower fails to give the Bank the notice specified above for the renewal or conversion of a Eurodollar Advance by 11:00 a.m. Eastern time three (3) Business Days before the end of the Interest Period for that Advance, the Advance shall automatically be converted to a Prime Rate Advance on the last day of the Interest Period for the Advance.

INTEREST PAYMENTS. Interest on the Advances shall be paid as follows:

A. For each Prime Rate Advance, on the last day of each month beginning with the first month following disbursement of the Advance or following conversion of an Advance into a Prime Rate Advance, and at the maturity or conversion of the Advance into a Eurodollar Advance;

B. For each Eurodollar Advance, on the last day of the Interest Period for the Advance and, if the Interest Period is longer than three months, at three-month intervals beginning with the day three months from the date the Advance is disbursed.

PRINCIPAL PAYMENTS. Commencing February 28, 2006, and continuing on the last day of each calendar month thereafter until the maturity date of this Note (each, a "Principal Payment Date"), the Borrower shall pay the Bank One Hundred Thirty-Eight Thousand Eight Hundred Eighty-Nine and 00/100 Dollars ($138,889.00); and

On January 31, 2010, the Borrower shall pay the Bank the entire outstanding principal balance of this Note, plus all accrued but unpaid interest, and any other unpaid amounts due under this Note.

The Borrower shall select interest rates and Interest Periods such that on each Principal Payment Date the sum of the principal amount of the Prime Rate Advance outstanding on that date plus the aggregate principal amount of the Eurodollar Advances with Interest Periods ending on that date is greater than or equal to the principal payment due on that date. Any election that does not comply with this requirement will be invalid unless the Bank elects, in its sole discretion, to honor such election. Although the Bank may choose to honor any such election, the Borrower shall continue to be subject to the terms of the paragraph of this Note captioned "Funding Loss Indemnification" in regard to payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance.

DEFAULT RATE OF INTEREST. After a default has occurred under this Note, whether or not the Bank elects to accelerate the maturity of this Note because of such default, all Advances outstanding under this Note, including all Eurodollar Advances, shall bear interest at a per annum rate equal to the Prime Rate, plus the Applicable Margin for a Prime Rate Advance, plus three percent (3.00%) from the date the Bank elects to impose such rate. Imposition of this rate shall not affect any limitations contained in this Note on the Borrower's right to repay principal on any Eurodollar Advance before the expiration of the Interest Period for that Advance.

PREPAYMENT. The Borrower may prepay all or any part of any Prime Rate Advance at any time without premium or penalty. The Borrower may prepay any Eurodollar Advance only at the end of an Interest Period.

FUNDING LOSS INDEMNIFICATION. Upon the Bank's request, the Borrower shall pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate it for any loss, cost, or expense incurred as a result of:

A. Any payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the Related Documents; or

B. Any failure by the Borrower to borrow or renew a Eurodollar Advance on the date specified in the relevant notice from the Borrower to the Bank.

ADDITIONAL COSTS. If any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note or the Related Documents (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) impose any other condition with respect to this Note or the Related Documents and the result of any of the foregoing is to increase the cost to the Bank of maintaining any Eurodollar Advance or to reduce the amount of any sum receivable by the Bank on such an Advance, or (d) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations under this Note or the Related Documents and the increase has the effect of reducing the rate of return on the Bank's (or its controlling corporation's) capital as a consequence of the obligations under this Note or the Related Documents to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

ILLEGALITY. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the Eurodollar Advances, then, upon notice to the Borrower by the Bank, the outstanding principal amount of the Eurodollar Advances, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents on account of the Eurodollar Advances shall be repaid (a) immediately upon the Bank's demand if such change or compliance with such requests, in the Bank's judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request provided, however, that subject to the terms and conditions of this Note and the Related Documents the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

INABILITY TO DETERMINE INTEREST RATE. If the Bank determines that (a) quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Note, or (b) the relevant interest rates referred to in the definition of Eurodollar Rate do not accurately cover the cost to the Bank of making or maintaining Eurodollar Advances, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make Eurodollar Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Advance, provided, however, that, subject to the terms and conditions of this Note and the Related Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

OBLIGATIONS DUE ON NON-BUSINESS DAY. Whenever any payment under this Note becomes due and payable on a day that is not a Business Day, if no default then exists under this Note, the maturity of the payment shall be extended to the next succeeding Business Day, except, in the case of a Eurodollar Advance, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

MATTERS REGARDING PAYMENT. The Borrower will pay the Bank at the Bank's address shown above or at such other place as the Bank may designate. Payments shall be allocated first to interest, then to fees, then to principal unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment which is less than the payment due at the time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

AUTHORIZATION FOR DIRECT PAYMENTS (ACH DEBITS). To effectuate any payment due under this Note, the Borrower hereby authorizes the Bank to initiate debit entries to Account Number 300000105104 at the Bank and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Bank has received written notification of its termination in such time and in such manner as to afford the Bank a reasonable opportunity to act on it. The Borrower represents that the Borrower is and will be the owner of all funds in such account. The Borrower acknowledges (1) that such debit entries may cause an overdraft of such account which may result in the Bank's refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Bank is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

LATE FEE. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/100 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge.

BUSINESS LOAN. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

BANK'S RIGHT OF SETOFF. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized after event of default to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time after event of default and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option:

1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.
2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.
3. In the event (a) there is a default under the terms of the Credit Agreement or any other Related Document, (b) any guaranty of the loan evidenced by this Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors.
4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance in excess of $1,000,000.00.
5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.
6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.
7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.
8. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.
9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.
10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor in excess of $1,000,000.00 and not covered by insurance.
11. The Borrower or any Guarantor dies, or a guardian or conservator is appointed for the Borrower or any Guarantor or all or any portion of the Borrower's assets, any Guarantor's assets, or the Collateral.
12. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

REMEDIES. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. All amounts payable under the terms of this Note shall be paid without relief from valuation and appraisement laws.

WAIVERS. Any party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this
Note is effective unless it is in writing and signed by the party against whom it is being enforced.

SUBORDINATION. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest in the Borrower, if any.

RIGHTS OF SUBROGATION. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

REINSTATEMENT. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

GOVERNING LAW AND VENUE. This Note is delivered in the State of Indiana and governed by Indiana law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Indiana, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Indiana is not a convenient forum or the proper venue for any such suit, action or proceeding.

MISCELLANEOUS. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan. If there is any conflict or inconsistency between the provisions of this Note and the Credit Agreement, the provisions of this Note shall control over conflicting or inconsistent provisions of the Credit Agreement, except that Events of Default/Acceleration identified in this Note shall be in addition to any Events of Default identified in the Credit Agreement. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

GOVERNMENT REGULATION. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Bank at any time to enable Bank to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual Bank will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and if Borrower is not an individual Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual to see Borrower's driver's license or other identifying documents, and if Borrower is not an individual to see Borrower's legal organizational documents or other identifying documents.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.



                                     BORROWER:

  Address:  1800 S. 14th Street
            Elkhart, IN 46516        Patrick Industries, Inc.

                                     By:
                                          --------------------------------------

                                          --------------------------------------
                                          Printed Name                     Title

                                     Date Signed:
                                                  ------------------------------

                                                                 [JPMORGAN LOGO]

                         INTEREST RATE SWAP TRANSACTION


The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

                            JPMORGAN CHASE BANK, N.A.
                                  ("JPMorgan")

                                       and

                         PATRICK INDUSTRIES INCORPORATED
                              (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 08 February 2005, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and PATRICK INDUSTRIES INCORPORATED (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:


A. TRANSACTION DETAILS

 JPMorgan Deal Number(s):                            0500085005935

 Notional Amount:                                    As set forth in the Notional Amount Schedule hereto

 Trade Date:                                         04 March 2005

 Effective Date:                                     08 March 2005

 Termination Date:                                   31 January 2015,  subject to  adjustment in accordance  with the Modified Following Business Day Convention

 FIXED AMOUNTS:

 Fixed Rate Payer:                                   Counterparty

 Fixed Rate Payer Payment Dates:                     31 March, 30 April, 31 May, 30 June, 31 July, 31 August,
                                                     30 September, 31 October, 30 November, 31 December,
                                                     31  January and the last  day  of February in each  year, from and  including 31  March 2005 to and including the Termination
                                                     Date, subject  to adjustment in accordance  with  the Modified
                                                     Following Business    Day   Convention and   there   will   be
                                                     an adjustment to the Calculation Period.

 Fixed Rate:                                         4.78000 percent

 Fixed Rate Day Count Fraction:                      Actual/360

 Business Days:                                      New York, London

 FLOATING AMOUNTS:

 Floating Rate Payer:                                JPMorgan

 Floating Rate Payer Payment Dates:                  31 March, 30 April, 31 May, 30 June, 31 July, 31 August,
                                                     30 September, 31 October, 30 November, 31 December,
                                                     31 January and the last  day  of February in each  year, from and including 31  March 2005 to and including the Termination
                                                     Date, subject  to adjustment in accordance with  the Modified
                                                     Following Business   Day   Convention and   there   will   be
                                                     an adjustment to the Calculation Period.

 Floating Rate Option:                               USD-LIBOR-BBA

 Designated Maturity:                                1 Month

Floating Rate for initial Calculation                2.67970 percent
Period:

 Spread:                                             None

 Floating Rate Day Count Fraction:                   Actual/360


 Reset Dates:                                        The first day of each Calculation Period.

 Compounding:                                        Inapplicable

 Business Days:                                      New York, London

 Calculation Agent:                                  JPMorgan, unless otherwise stated in the Agreement.

B.  MUTUAL EARLY TERMINATION

a.       Optional Early Termination:                 Applicable

Option Style:                                        European

Exercise Business Day:                               New York, London

PROCEDURE FOR EXERCISE

Expiration Date:                                     Five Exercise Business Days preceding 31 January 2010

Earliest Exercise Time:                              9:00 A.M. New York Time

Expiration Time:                                     11:00 A.M. New York Time

Partial Exercise:                                    Inapplicable

Multiple Exercise:                                   Inapplicable

Written Confirmation of Exercise:                    Applicable

SETTLEMENT TERMS

Cash Settlement:                                     Applicable

Cash Settlement Valuation Time:                      11:00 A.M. New York Time


Business Days for Valuation:                         New York, London

Cash Settlement Payment Date:                        Five Exercise Business Days following the Expiration Date

Cash Settlement Method:                              Cash Price

Cash Settlement Currency:                            USD

Cash Settlement Reference Banks:                     As defined in the Definitions

Quotation Rate:                                      Mid


 C. ACCOUNT DETAILS

 Payments to JPMorgan in USD:                        JPMORGAN CHASE BANK NA
                                                     JPMORGAN CHASE BANK NA
                                                     BIC: CHASUS33XXX
                                                     AC No: 099997979

 Payments to Counterparty in USD:                    As per your standard settlement instructions.

 D. OFFICES

 JPMorgan:                                           NEW YORK

 Counterparty:                                       ELKHART


E. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

F. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 0500085005935



 JPMorgan Chase Bank, N.A.


[GRAPHIC OMITTED]


-------------------------------------------------------------------

 Name:         Carmine Pilla
              -----------------------------------------------------

 Title:        Vice President
              -----------------------------------------------------




 Accepted and confirmed as of the date first written:
 PATRICK INDUSTRIES INCORPORATED







-------------------------------------------------------------------

 Name:
              -----------------------------------------------------

 Title:
              -----------------------------------------------------

 Your reference number:
                                -----------------------------------

                                                                      [JPMORGAN]

 NOTIONAL AMOUNT SCHEDULE:
 Effective From:             Notional Amount:
8-Mar-05         31-Mar-05     15,000,000
31-Mar-05        30-Apr-05     15,000,000
30-Apr-05        31-May-05     15,000,000
31-May-05        30-Jun-05     15,000,000
30-Jun-05        31-Jul-05     15,000,000
31-Jul-05        31-Aug-05     15,000,000
31-Aug-05        30-Sep-05     15,000,000
30-Sep-05        31-Oct-05     15,000,000
31-Oct-05        30-Nov-05     15,000,000
30-Nov-05        31-Dec-05     15,000,000
31-Dec-05        31-Jan-06     15,000,000
31-Jan-06        28-Feb-06     15,000,000
28-Feb-06        31-Mar-06     14,861,111
31-Mar-06        30-Apr-06     14,722,222
30-Apr-06        31-May-06     14,583,333
31-May-06        30-Jun-06     14,444,444
30-Jun-06        31-Jul-06     14,305,555
31-Jul-06        31-Aug-06     14,166,666
31-Aug-06        30-Sep-06     14,027,777
30-Sep-06        31-Oct-06     13,888,888
31-Oct-06        30-Nov-06     13,749,999
30-Nov-06        31-Dec-06     13,611,110
31-Dec-06        31-Jan-07     13,472,221
31-Jan-07        28-Feb-07     13,333,332
28-Feb-07        31-Mar-07     13,194,443
31-Mar-07        30-Apr-07     13,055,554
30-Apr-07        31-May-07     12,916,665
31-May-07        30-Jun-07     12,777,776
30-Jun-07        31-Jul-07     12,638,887
31-Jul-07        31-Aug-07     12,499,998
31-Aug-07        30-Sep-07     12,361,109
30-Sep-07        31-Oct-07     12,222,220
31-Oct-07        30-Nov-07     12,083,331
30-Nov-07        31-Dec-07     11,944,442
31-Dec-07        31-Jan-08     11,805,553
31-Jan-08        29-Feb-08     11,666,664
29-Feb-08        31-Mar-08     11,527,775
31-Mar-08        30-Apr-08     11,388,886
30-Apr-08        31-May-08     11,249,997
31-May-08        30-Jun-08     11,111,108
30-Jun-08        31-Jul-08     10,972,219
31-Jul-08        31-Aug-08     10,833,330
31-Aug-08        30-Sep-08     10,694,441
30-Sep-08        31-Oct-08     10,555,552

31-Oct-08        30-Nov-08     10,416,663
30-Nov-08        31-Dec-08     10,277,774
31-Dec-08        31-Jan-09     10,138,885
31-Jan-09        28-Feb-09     9,999,996
28-Feb-09        31-Mar-09     9,861,107
31-Mar-09        30-Apr-09     9,722,218
30-Apr-09        31-May-09     9,583,329
31-May-09        30-Jun-09     9,444,440
30-Jun-09        31-Jul-09     9,305,551
31-Jul-09        31-Aug-09     9,166,662
31-Aug-09        30-Sep-09     9,027,773
30-Sep-09        31-Oct-09     8,888,884
31-Oct-09        30-Nov-09     8,749,995
30-Nov-09        31-Dec-09     8,611,106
31-Dec-09        31-Jan-10     8,472,217
31-Jan-10        28-Feb-10     8,333,328
28-Feb-10        31-Mar-10     8,194,439
31-Mar-10        30-Apr-10     8,055,550
30-Apr-10        31-May-10     7,916,661
31-May-10        30-Jun-10     7,777,772
30-Jun-10        31-Jul-10     7,638,883
31-Jul-10        31-Aug-10     7,499,994
31-Aug-10        30-Sep-10     7,361,105
30-Sep-10        31-Oct-10     7,222,216
31-Oct-10        30-Nov-10     7,083,327
30-Nov-10        31-Dec-10     6,944,438
31-Dec-10        31-Jan-11     6,805,549
31-Jan-11        28-Feb-11     6,666,660
28-Feb-11        31-Mar-11     6,527,771
31-Mar-11        30-Apr-11     6,388,882
30-Apr-11        31-May-11     6,249,993
31-May-11        30-Jun-11     6,111,104
30-Jun-11        31-Jul-11     5,972,215
31-Jul-11        31-Aug-11     5,833,326
31-Aug-11        30-Sep-11     5,694,437
30-Sep-11        31-Oct-11     5,555,548
31-Oct-11        30-Nov-11     5,416,659
30-Nov-11        31-Dec-11     5,277,770
31-Dec-11        31-Jan-12     5,138,881
31-Jan-12        29-Feb-12     4,999,992
29-Feb-12        31-Mar-12     4,861,103
31-Mar-12        30-Apr-12     4,722,214
30-Apr-12        31-May-12     4,583,325
31-May-12        30-Jun-12     4,444,436
30-Jun-12        31-Jul-12     4,305,547
31-Jul-12        31-Aug-12     4,166,658

31-Aug-12        30-Sep-12     4,027,769
30-Sep-12        31-Oct-12     3,888,880
31-Oct-12        30-Nov-12     3,749,991
30-Nov-12        31-Dec-12     3,611,102
31-Dec-12        31-Jan-13     3,472,213
31-Jan-13        28-Feb-13     3,333,324
28-Feb-13        31-Mar-13     3,194,435
31-Mar-13        30-Apr-13     3,055,546
30-Apr-13        31-May-13     2,916,657
31-May-13        30-Jun-13     2,777,768
30-Jun-13        31-Jul-13     2,638,879
31-Jul-13        31-Aug-13     2,499,990
31-Aug-13        30-Sep-13     2,361,101
30-Sep-13        31-Oct-13     2,222,212
31-Oct-13        30-Nov-13     2,083,323
30-Nov-13        31-Dec-13     1,944,434
31-Dec-13        31-Jan-14     1,805,545
31-Jan-14        28-Feb-14     1,666,656
28-Feb-14        31-Mar-14     1,527,767
31-Mar-14        30-Apr-14     1,388,878
30-Apr-14        31-May-14     1,249,989
31-May-14        30-Jun-14     1,111,100
30-Jun-14        31-Jul-14     972,211
31-Jul-14        31-Aug-14     833,322
31-Aug-14        30-Sep-14     694,433
30-Sep-14        31-Oct-14     555,544
31-Oct-14        30-Nov-14     416,655
30-Nov-14        31-Dec-14     277,766
31-Dec-14        31-Jan-15     138,877

                                                                 [JPMORGAN LOGO]

CLIENT SERVICE GROUP
--------------------
 ALL QUERIES REGARDING CONFIRMATIONS SHOULD BE SENT TO:

 JPMORGAN CHASE BANK, N.A.

 CONTACTS
 --------
 JPMORGAN CONTACT               TELEPHONE NUMBER

 CLIENT SERVICE GROUP           (001 ) 3026344960


 GROUP E-MAIL ADDRESS:
 FACSIMILE:                     (001 ) 8888033606
 TELEX:
 CABLE:

 PLEASE QUOTE THE JPMORGAN DEAL NUMBER(S): 0500085005935.